SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 23, 2001

                            AUCTIONANYTHING.COM, Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                      0-27865                          13-264091
(State or other               (Commission                      (IRS Employer
 jurisdiction of               File Number)                  Identification No.)
  formation)


 35 West Pine Street, Suite 211, Orlando, Florida                    32801
--------------------------------------------------                 ---------
    (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code (407) 481-2140


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Item 2.           Acquisitions or Dispositions

     On May 23, 2001 we executed an Agreement and Plan of Reorganization and Stock Purchase Agreement (the "Disease SI Agreement") with Disease S.I., Inc., a Florida corporation ("Disease SI") and its shareholders Dr. Wayne Goldstein and Mr. Brian S. John. Under the terms of the Disease SI Agreement, we acquired 100% of the issued and outstanding stock of Disease SI in exchange for 60,000,000 shares of our Common Stock. We issued Dr. Goldstein and Mr. John a total of 21,209,384 shares at the closing, and agreed that the balance of 38,790,616 shares will be delivered to them as soon as we amend our Certificate of Incorporation to increase our authorized Common Stock in order to permit such issuance as described herein. Giving effect to the recapitalization, we will have a total of 80,768,922 shares of our Common Stock issued and outstanding, of which 74.3% will be owned by Dr. Goldstein and Mr. John.

     The foregoing described transaction was previously disclosed in the Company's Current Report on Form 8-K, filed June 6, 2001. The purpose of this filing is to amend that Current Report on Form 8-K by filing certain financial statements and other financial information required by Regulations S-X and identified in Item 7 below.



Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

                  The audited balance sheet of Disease SI as of April 30, 2001, and the related statement of operations, changes in stockholders' equity and cash flows from April 17, 2001 (Inception), to April 30, 2001, is attached hereto as Exhibit 99.1.

(b)      Pro Forma Information

                  The unaudited pro forma financial information of AuctionAnything relating to the Disease SI acquisition is attached hereto as Exhibit 99.2.






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                                                 SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.

                                                 AUCTIONANYTHING.COM, INC.



                                                 By:  /s/ Dr. Wayne Goldstein
                                                      ------------------------
                                                      Name: Dr. Wayne Goldstein
                                                      Title:


Dated:    June 29, 2001





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                                  EXHIBIT INDEX


Exhibit No.       Description

99.1              The audited balance sheet of Disease
                  SI as of April 30, 2001, and the
                  related statement of operations,
                  changes in stockholders' equity and
                  cash flows from April 17, 2001
                  (Inception), to April 30, 2001.

99.2              Unaudited pro forma combined financial statements.